EXHIBIT 10.16A

                           SMG-II HOLDINGS CORPORATION
                           1997 RESTRICTED STOCK PLAN

            1. Purpose. The SMG-II Holdings Corporation 1997 Restricted Stock Plan (the "Plan") is intended to attract, retain and motivate officers and key employees of SMG-II Holdings Corporation, a Delaware corporation, or any successor corporation thereto (the "Company") and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and its Subsidiaries and to encourage ownership by them of stock of the Company.

            2. Definitions. For purposes of the Plan, the following terms shall be defined as follows:

            "Award Agreement" means a written agreement granting a Restricted Stock Award, which is executed by the Participant and by an officer on behalf of the Company, and containing such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan.

            "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

            "Board" means the Board of Directors of the Company.

            "Cause" shall either (i) have the meaning set forth in any employment agreement, if any, between a Participant and the Company or any of its Subsidiaries or (ii) if a Participant does not have an employment agreement with the Company or any of its Subsidiaries, mean the termination of a Participant's employment with the Company or its Subsidiaries because of (X) the Participant's willful failure (other than by reason of incapacity due to physical or mental illness) to perform the material duties of such Participant's employment with the Company or its Subsidiaries, (Y) the Participant's conviction of either a felony or a misdemeanor, if such misdemeanor involves dishonesty or the Participant's plea of no contest to a felony or such a misdemeanor, or (Z) perpetration by the Participant of a material dishonest act or fraud against the Company or any Subsidiary.

            "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

            "Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan.

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            "Common Stock" means Company Class A Common Stock, par value $.01 per share.

            "Effective Date" means the date the Plan is approved by the majority of the stockholders of the Company.

            "Eligible Individuals" means the individuals described in Section 6 who are eligible for Restricted Stock Awards under the Plan.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

            "Minimum IPO" means a Public Offering after the Effective Date at the conclusion of which, as determined in good faith by the Committee, the aggregate price for all shares of Common Stock, or common stock of a Subsidiary, having been sold to the public in such Public Offering, plus the aggregate offering price for all shares of Common Stock, or common stock of a Subsidiary, sold in all prior Public Offerings of Common Stock occurring after the date of any such award, exceeds $50 million.

            "Participant" means an Eligible Individual to whom a Restricted Stock Award has been made and remains outstanding under the Plan.

            "Pool A" shall have the meaning set forth in Section 5(a) hereof.

            "Pool B" shall have the meaning set forth in Section 5(b) hereof.

            "Preferred Stock" means the Company's Class C Preferred Stock.

            "Public Offering" means a public offering of Common Stock, or common stock of any Subsidiary, pursuant to an effective registration statement under the Securities Act.

            "Realization Event" shall mean either (i) the acquisition of an aggregate of at least 50% of the outstanding shares of Common Stock or the outstanding shares of common stock of any Subsidiary by any entity or group of entities that was not a stockholder of record in the Company on the Effective Date, (ii) a Minimum IPO, (iii) a sale of all or substantially all of the assets of the Company or any Subsidiary to any entity or group of entities that is not affiliated with the Company on the Effective Date, (iv) a merger of the Company with any entity or group of entities that is not affiliated with the Company on the Effective Date or
      (v) a liquidation or dissolution of the Company.

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            "Restricted Common Stock" means the Common Stock included in any
      Restricted Stock Award.

            "Restricted Preferred Stock" means the Preferred Stock included in any Restricted Stock Award.

            "Restricted Stock Award" means an award made pursuant to the terms of the Plan to an Eligible Individual that may consist of either (i) shares of Restricted Common Stock awarded from Pool A or (ii) shares of Restricted Common Stock and Restricted Preferred Stock awarded from Pool B in a ratio of three shares of Restricted Common Stock to one share of Restricted Preferred Stock, subject to adjustment as provided in Section 10 hereof.

            "Security Act" means the Securities Act of 1933, as amended.

            "Stockholders Agreement" shall mean the Stockholders Agreement, dated as of February 4, 1991, as amended, among the Company and its stockholders.

            "Subsidiary" means Supermarkets General Holdings Corporation, PTK Holdings, Inc. or Pathmark Stores, Inc. or any successor to any of the preceding companies.

            3. Administration of the Plan.

            (a) The Plan shall be administered by the Committee, and the Committee shall make the determinations set forth in this Section 3(a), based on the recommendations of the Company's management. The Committee shall have full power and authority, subject to the express provisions of the Plan, (i) to select Participants from the Eligible Individuals, (ii) to make Restricted Stock Awards in accordance with the Plan, (iii) to determine the number of shares of Restricted Common Stock and Restricted Preferred Stock subject to each Restricted Stock Award, (iv) to determine the terms and conditions of each Restricted Stock Award, including the authority to amend the terms and conditions of a Restricted Stock Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Restricted Stock Award, (v) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Restricted Stock Awards, (vi) to construe and interpret any Award Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Restricted Stock Awards to take account of tax, securities laws and other regulatory requirements of foreign jurisdictions and (ix) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

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            (b) The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

            (c) All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

            (d) No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

            4. Duration of the Plan. The Plan shall remain in effect until terminated by the Board and thereafter until all Restricted Stock Awards granted under the Plan either vest with respect to all shares subject to such Restricted Stock Award or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Restricted Stock Awards may be granted under the Plan after the tenth anniversary of the Effective Date.

            5. Shares of Stock Subject to the Plan. The following is a description of the two pools of shares from which Restricted Stock Awards may be made under the Plan. Shares of Common Stock subject to such awards may be either authorized but unissued shares, treasury shares or any combination thereof. Shares of Preferred Stock subject to such awards shall be authorized but unissued shares.

            (a) Pool A. Subject to adjustment as provided in Section 10 hereof, the number of shares of Restricted Common Stock that may be issued from Pool A ("Pool A") as Restricted Stock Awards shall equal (i) the number of shares of Common Stock subject to stock options granted under the SMG-II Holdings Corporation Management Investors 1987 Stock Option Plan (the "1987 Plan") that have expired unexercised as of the Effective Date plus (ii) after the Effective Date and beginning as of the date such stock options expire, the number of shares of Common Stock subject to stock options granted under the 1987 Plan that expire unexercised.

            (b) Pool B. Subject to adjustment as provided in Section 10 hereof, the number of shares in Pool B ("Pool B") shall equal (i) 75,000 shares of Restricted Common Stock and (ii) 25,000 shares of Restricted Preferred Stock.

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            6. Eligible Individuals. Restricted Stock Awards may be granted by the Committee to Eligible Individuals who are officers or key employees of the Company or a Subsidiary and who have the potential to contribute to the future success of the Company or its Subsidiaries. Restricted Stock Awards shall not be affected by any change of duties or positions so long as the holder continues to be an employee of the Company or of a Subsidiary.

            7. Restricted Stock Awards. Restricted Stock Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem appropriate and that are not inconsistent with the Plan:

            (a) Award Agreement. Restricted Stock Awards shall be evidenced by an Award Agreement in such form and containing such restrictions, terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and provisions requiring that a Participant forfeit such shares upon a termination of employment with the Company. Each Eligible Individual receiving a Restricted Stock Award under the Plan shall enter into an Award Agreement agreeing to the terms and conditions of the Restricted Stock Award and such other matters as the Committee shall, in its sole discretion, determine. In the event of any conflict or inconsistency between the Plan and any such Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

            (b) Agreement to Become Party to and Abide by the Terms of the Stockholders Agreement. No Restricted Stock Award shall be granted to any Participant unless such Participant is then a party to the Stockholders Agreement or the Stockholders Agreement shall have previously expired in accordance with its terms. All shares of Common Stock and Preferred Stock acquired by a Participant will be subject to the terms of the Stockholders Agreement. Participants shall hold and transfer the shares of Common Stock and Preferred Stock such participant may receive under the Plan subject to, and in accordance with, the terms, conditions and restrictions applicable to shares of Common Stock or Preferred Stock owned by Management Investors (as defined in the Stockholder Agreement) as provided in the Stockholders Agreement.

            (c) Terms of Restricted Stock Awards Generally. Subject to the terms of the Plan, Restricted Stock Awards may be granted in such manner as the Committee may from time to time approve. Restricted Stock Awards shall be granted for no consideration. Subject to the terms of the Plan, the Committee shall determine the number of shares of Restricted Common Stock and Restricted Preferred Stock subject

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      to each Restricted Stock Award granted to a Participant, and the Committee may impose different terms and conditions on any particular Restricted Stock Award granted to any Participant.

            (d) Vesting. Each Restricted Stock Award will become nonforfeitable upon the earlier of (i) the seventh anniversary of the date a Restricted Stock Award is granted and (ii) thirty days prior to the occurrence of a Realization Event, provided that either (i) the Participant is an employee of the Company or a Subsidiary at the time such anniversary or Realization Event occurs or (ii) an Extension Event occurs during the Post-Termination Period as set forth in Section 8(a) below.

            (e) Evidence of Ownership. Each Participant receiving a Restricted Stock Award shall be issued a certificate or certificates in respect of such shares of Restricted Common Stock and Restricted Preferred Stock at the time of grant. Such certificate or certificates shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Award. The Committee shall require that the certificate or certificates evidencing such shares be held in custody by the Company until such time as a Participant makes a valid disposition of such shares in accordance with the terms and provisions set forth herein and in the Stockholders Agreement. The Committee may require, as a condition of any Restricted Stock Award, that the Participant deliver a stock power, endorsed in blank, relating to the Restricted Common Stock and Restricted Preferred Stock covered by such Restricted Stock Award.

            (f) Rights as Shareholder. A Participant shall have, with respect to the shares of Restricted Preferred Stock and Restricted Common Stock received under a Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends at the time such cash dividends are paid. Stock dividends issued with respect to shares covered by a Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

            (g) Tag-Along Rights; Registration Rights. In the event that a Participant becomes entitled to any tag-along rights under Section 5.6 of the Stockholders Agreement or registration rights under Section 6.2 of the Stockholders Agreement, and the occurrence that triggers such tag-along or registration rights does not constitute a Realization Event, the Participant will be permitted to exercise his or her sale or transfer rights with respect to all Restricted Stock Awards such Participant has been granted and such portion of the Restricted Stock Awards that become saleable or transferrable pursuant to such tag-along or registration rights shall be considered

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      nonforfeitable with respect to the exercise of such rights; provided, however, that if a Participant does not exercise his or her tag-along or registration rights under the Stockholders Agreement, any portion of a Restricted Stock Award that would have become nonforfeitable for purposes of the exercise of such rights will remain forfeitable and restricted for all other purposes. For purposes of Section 5.6(b) of the Stockholders Agreement, 100 percent of the Restricted Stock Awards granted will be considered vested in order to determine the number of shares to be included under Section 5.6(b) of the Stockholders Agreement.

            (h) Duration of the Restricted Stock Awards. Each Restricted Stock Award will be effective for such term as shall be determined by the Committee and set forth in the pertinent Award Agreement; provided, however, that the term of any Restricted Stock Award shall not exceed ten years from the date such Restricted Stock Award is granted.

            8. Termination of Employment. (a) If a Participant's employment with the Company and its Subsidiaries terminates without Cause or by reason of death, retirement or disability and such termination is prior to both (i) a Realization Event and (ii) the seventh anniversary of any Restricted Stock Award, the Restricted Common Stock and the Restricted Preferred Stock subject to all Restricted Stock Awards to such Participant shall be forfeited 180 days after such termination of employment (the "Post-Termination Period"); provided, however, that in the event that, during the Post-Termination Period, either (i) a preliminary registration statement in connection with a Minimum IPO is submitted to the Securities and Exchange Commission or (ii) a written agreement to effect a Realization Event is executed (each, an "Extension Event"), the Award shall remain in effect until either (i) such Extension Event results in a Realization Event, in which case the Award shall vest according to the terms herein, (ii) the Minimum IPO is withdrawn, in which case the Award shall be forfeited by the Participant or (iii) the written agreement to effect a Realization Event terminates without the consummation of such Realization Event, in which case the Award shall be forfeited by the Participant.

            (b) In the event that a Participant's employment with the Company and its Subsidiaries terminates for Cause or the Participant resigns from such employment prior to a Realization Event and prior to the seventh anniversary of any Restricted Stock Award, such Participant shall immediately forfeit all Restricted Stock Awards.

            (c) Upon termination of a Participant's employment with the Company and its Subsidiaries for any reason after the occurrence of a Realization Event, such Participant shall retain all Common Stock and Preferred Stock that such Participant was granted pursuant to any Restricted Stock Award.

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            (d) Upon termination of a Participant's employment with the Company and its Subsidiaries for any reason after the seventh anniversary of the date of a Restricted Stock Award, such Participant will retain all nonforfeitable Restricted Stock Awards.

            9. Nontransferability. No Restricted Common Stock or Restricted Preferred Stock or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of Restricted Common Stock or Restricted Preferred Stock to a Participant's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; and provided further that the restrictions in this sentence shall not apply to the shares received in connection with a Restricted Stock Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed.

            10. Recapitalization or Reorganization.

            (a) The existence of the Plan, the Award Agreements and the Restricted Stock Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or which affect the Common Stock or Preferred Stock or the rights thereof or which are convertible into or exchangeable for Common Stock or Preferred Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            (b) Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock or Preferred Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares (i) the Committee shall make such proportionate adjustments as may be necessary to reflect such change and to prevent dilution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock and Preferred Stock for which Restricted Stock Awards in respect thereof may be granted under the Plan and with respect to the number of shares of Restricted Common Stock and Restricted Preferred Stock covered by each outstanding Restricted Stock Award and

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(ii) the Committee shall make such other adjustments, consistent with the foregoing, as it deems appropriate.

            11. Amendment of the Plan. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Restricted Stock Awards shall previously have been granted, adversely affect his or her rights under such Restricted Stock Awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Restricted Stock Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

            12. Miscellaneous.

            (a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

            (b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Restricted Stock Awards under the Plan. Nothing in the Plan or in any Restricted Stock Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

            (c) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock and Preferred Stock with respect to Restricted Stock Awards hereunder.

            (d) Other Employee Benefit Plans. Payments received by a Participant under any Restricted Stock Award made pursuant to the provisions of the Plan shall not be

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included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or any Subsidiary.

            (e) Securities Law Restrictions. The Committee may require each Eligible Individual acquiring shares of Common Stock or Preferred Stock pursuant to a Restricted Stock Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock and Preferred Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission and any exchange upon which the Common Stock or the Preferred Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock or Preferred Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

            (f) Liability Under the Exchange Act. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

            (g) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

            (h) Applicable Law. The validity of the Plan and the construction and interpretation of the Plan shall be determined in accordance with and governed by the laws of the State of Delaware.